Equity Residential

Second Quarter 2019

Earnings Release & Supplemental Information

GRESB REAL ESTATE
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INVESTOR RELATIONS CONTACT:

Mr. Marty McKenna

investorrelations@eqr.com

(312) 474-1300

Two North Riverside Plaza

Chicago, IL 60606

Venue
LUXURY APARTMENTS
6200

FEATURED COMMUNITIES (CLOCKWISE):
STOA - Los Angeles, CA | Acquired July 2019
The Lex - San Jose, CA | Acquired June 2019 | LEED Gold
Venue at the Promenade - Castle Rock, CO | Acquired June 2019

Second Quarter 2019 Results

Corporate Headquarters:
Two North Riverside Plaza
Chicago, IL 60606
(312) 474-1300

Information included in this supplemental package is unaudited.

NEWS RELEASE - FOR IMMEDIATE RELEASE

July 30, 2019

Equity Residential Reports Second Quarter 2019 Results

Raises Full Year Guidance

Chicago, IL – July 30, 2019 - Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2019.  All per share results are reported as available to common shares/units on a diluted basis.

	Quarter Ended June 30,
	2019	2018	$ Change	% Change
Earnings Per Share (EPS)	$0.83	$0.31	$0.52	167.7%
Funds from Operations (FFO) per share	$0.80	$0.81	$(0.01)	(1.2%)
Normalized FFO per share	$0.86	$0.81	$0.05	6.2%

	Six Months Ended June 30,
	2019	2018	$ Change	% Change
Earnings Per Share (EPS)	$1.11	$0.88	$0.23	26.1%
Funds from Operations (FFO) per share	$1.61	$1.52	$0.09	5.9%
Normalized FFO per share	$1.67	$1.58	$0.09	5.7%

“Our operating results in the second quarter exceeded even our prior elevated expectations, led by improving results in our East Coast markets and Seattle and continued strength in our California markets,” said Mark J. Parrell, Equity Residential’s President and CEO.  “The story in our business continues to be nearly limitless demand for the high quality lifestyle that our urban and dense suburban apartment properties and dedicated property teams provide. Based on this strong demand and the lowest second quarter turnover in our history, we are pleased to increase our full year same store revenue, NOI and Normalized FFO per share guidance ranges, with the new midpoints above the top end of our prior ranges.”

Highlights

•	The Company produced same store revenue growth of 3.5% for the second quarter of 2019, which was above its expectations, with Physical Occupancy of 96.6% and Renewal Rate Achieved growth of 5.1%.

•	The Company produced Normalized FFO per share growth of 6.2% for the second quarter of 2019.

•	During the second quarter of 2019, the Company acquired three apartment properties, totaling 1,065 apartment units, for an aggregate purchase price of approximately $376.0 million.

•	During the second quarter of 2019, the Company issued $600.0 million of unsecured notes at a coupon rate of 3.0%, one of the lowest ten-year coupons in the Company’s and the REIT industry’s history.

Results Per Share

The change in EPS for both the quarter and six months ended June 30, 2019 compared to the same periods of 2018, are due primarily to higher property and unconsolidated sale gains in the second quarter of 2019, the various adjustment items listed on page 25 of this release and the items described below.

The per share changes in FFO for both the quarter and six months ended June 30, 2019 compared to the same periods of 2018, are due primarily to the various adjustment items listed on page 25 of this release and the items described below.

The per share changes in Normalized FFO are due primarily to:

	Positive/(Negative) Impact
	Second Quarter 2019 vs. Second Quarter 2018	June YTD 2019 vs. June YTD 2018
Same Store Net Operating Income (NOI)	$0.04	$0.07
Lease-Up NOI and other non-same store NOI	0.01	0.02
2019 and 2018 transaction activity impact on NOI	0.01	0.02
Other items, including corporate overhead [1]	(0.01)	(0.02)
Net	$0.05	$0.09

1 Corporate overhead includes property management and general and administrative expenses.

The Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 27 through 31 of this release. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 7, 28 and 29 of this release and the Company has included guidance for 2019 Normalized FFO per share on page 26 and 2019 FFO per share and 2019 EPS on page 29 of this release.

Same Store Results

The following table shows the increases in same store results for the second quarter 2019 to second quarter 2018 comparison, which includes 74,236 apartment units, and for the six months ended June 30, 2019 to six months ended June 30, 2018 comparison, which includes 73,609 apartment units. The Company’s Physical Occupancy was 96.6% compared to 96.2% for the second quarter of 2019 and 2018, respectively, and 96.4% compared to 96.1% for the first six months of 2019 and 2018, respectively.

	Second Quarter 2019 vs. Second Quarter 2018	June YTD 2019 vs. June YTD 2018
Revenues	3.5%	3.3%
Expenses	3.3%	3.9%
NOI	3.6%	3.1%

Investment Activity

The Company acquired three apartment properties during the second quarter of 2019, totaling 1,065 apartment units, for an aggregate purchase price of approximately $376.0 million at a weighted average Acquisition Capitalization Rate of 4.9%. The properties are located in suburban Washington, D.C., suburban Denver and San Jose, CA.

The Company sold two wholly owned properties during the second quarter of 2019, totaling 561 apartment units, for an aggregate sale price of approximately $402.8 million at a weighted average Disposition Yield of 4.4%, generating an Unlevered IRR of 8.6%. The properties are located in New York and Boston. Also during the second quarter of 2019, the Company sold two unconsolidated properties, totaling 945 apartment units, for an aggregate sale price of approximately $394.5 million at a weighted average Disposition Yield of 4.7%, received net proceeds of approximately $78.3 million and recognized a GAAP gain on sale of approximately $69.5 million from these sales. The properties are located in San Jose, CA and South Florida.

During the first six months of 2019, the Company acquired six properties, totaling 1,644 apartment units, for an aggregate purchase price of approximately $634.7 million at a weighted average Acquisition Capitalization Rate of 4.8%.  The Company did not sell any properties in the first quarter of 2019.  Therefore, year-to-date 2019 disposition activity is the same as listed above for the second quarter 2019.

Capital Markets Activity

On June 26, 2019, the Company issued $600.0 million of 10-year unsecured notes at a coupon rate of 3.0%. After the effect of the termination of certain interest rate hedges, underwriters’ fees and other costs associated with the offering, the all-in effective rate of the notes is approximately 3.85%. Proceeds were used to repay a portion of $950.0 million in secured and unsecured debt that was paid off on July 1, 2019. See page 18 of this release for more details.

Third Quarter 2019 Guidance

The Company has established guidance ranges for the third quarter of 2019 EPS, FFO per share and Normalized FFO per share as listed below:

Q3 2019 Guidance
EPS	$0.71 to $0.75
FFO per share	$0.87 to $0.91
Normalized FFO per share	$0.87 to $0.91

The difference between the second quarter 2019 actual EPS of $0.83 and the third quarter 2019 EPS guidance midpoint of $0.73 is due primarily to lower expected property and unconsolidated sale gains, offset by lower expected debt extinguishment costs and the items described below.

The difference between the second quarter 2019 actual FFO of $0.80 per share and the third quarter 2019 FFO guidance midpoint of $0.89 per share is due primarily to lower expected debt extinguishment costs and the items described below.

The difference between the second quarter 2019 actual Normalized FFO of $0.86 per share and the third quarter 2019 Normalized FFO guidance midpoint of $0.89 per share is due primarily to:

Positive/(Negative) Impact
Third Quarter 2019 vs. Second Quarter 2019
Same Store NOI	$0.01
2019 and 2018 transaction activity impact on NOI	0.01
Corporate overhead	0.01
Net	$0.03

Full Year 2019 Guidance

The Company has revised its guidance for its full year 2019 same store operating performance, EPS, FFO per share, Normalized FFO per share and transactions as listed below:

	Revised	Previous
Same Store:
Physical Occupancy	96.4%	96.2%
Revenue change	3.1% to 3.5%	2.2% to 3.2%
Expense change	3.5% to 4.0%	3.5% to 4.5%
NOI change	2.7% to 3.5%	1.5% to 3.0%

EPS	$2.48 to $2.54	$1.94 to $2.04
FFO per share	$3.36 to $3.42	$3.26 to $3.36
Normalized FFO per share	$3.43 to $3.49	$3.34 to $3.44

Transactions:
Consolidated rental acquisitions	$1.0 billion	$700.0 million
Consolidated rental dispositions	$1.0 billion	$700.0 million
Transaction Accretion (Dilution)	None	(25 basis points)

The change in the full year 2019 EPS guidance range is due primarily to higher expected property and unconsolidated sale gains and the items described below.

The change in the full year 2019 FFO per share guidance range is due primarily to the items described below.

The change in the full year 2019 Normalized FFO per share guidance range is due primarily to:

Positive/(Negative) Impact
Revised Full Year 2019 vs. Previous Full Year 2019
Same Store NOI	$0.04
2019 and 2018 transaction activity impact on NOI	0.03
Interest expense	0.01
Other items, including corporate overhead	(0.01)
Net	$0.07

Third Quarter 2019 Earnings and Conference Call

Equity Residential expects to announce its third quarter 2019 results on Tuesday, October 22, 2019 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, October 23, 2019.

About Equity Residential

Equity Residential is an S&P 500 company focused on the acquisition, development and management of rental apartment properties located in urban and high-density suburban markets where today’s renters want to live, work and play.  Equity Residential owns or has investments in 309 properties consisting of 79,624 apartment units, primarily located in Boston, New York, Washington, D.C., Seattle, San Francisco, Southern California and Denver.  For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, July 31, at 10:00 a.m. CT.  Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link.  A replay of the web cast will be available for two weeks at this site.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2019	2018	2019	2018
REVENUES
Rental income	$1,331,676	$1,272,451	$669,374	$639,620
Fee and asset management	335	373	143	188
Total revenues	1,332,011	1,272,824	669,517	639,808

EXPENSES
Property and maintenance	223,531	211,946	108,461	103,744
Real estate taxes and insurance	182,888	181,396	91,446	89,482
Property management	50,765	46,928	24,369	23,484
General and administrative	29,710	28,780	14,329	12,502
Depreciation	404,723	389,251	200,508	192,942
Total expenses	891,617	858,301	439,113	422,154

Net gain (loss) on sales of real estate properties	138,835	142,162	138,856	(51)

Operating income	579,229	556,685	369,260	217,603

Interest and other income	1,590	6,996	1,009	1,116
Other expenses	(8,392)	(7,210)	(5,117)	(3,769)
Interest:
Expense incurred, net	(203,840)	(210,235)	(108,902)	(94,131)
Amortization of deferred financing costs	(5,783)	(5,778)	(3,647)	(2,099)
Income before income and other taxes, income (loss) from investments in unconsolidated entities and net gain (loss) on sales of land parcels	362,804	340,458	252,603	118,720
Income and other tax (expense) benefit	(484)	(487)	(246)	(274)
Income (loss) from investments in unconsolidated entities	68,058	(2,008)	68,765	(1,031)
Net gain (loss) on sales of land parcels	178	995	177	995
Net income	430,556	338,958	321,299	118,410
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(15,429)	(12,358)	(11,510)	(4,299)
Partially Owned Properties	(1,620)	(1,189)	(821)	(509)
Net income attributable to controlling interests	413,507	325,411	308,968	113,602
Preferred distributions	(1,545)	(1,545)	(772)	(772)
Net income available to Common Shares	$411,962	$323,866	$308,196	$112,830

Earnings per share – basic:
Net income available to Common Shares	$1.11	$0.88	$0.83	$0.31
Weighted average Common Shares outstanding	369,952	367,865	370,342	367,930

Earnings per share – diluted:
Net income available to Common Shares	$1.11	$0.88	$0.83	$0.31
Weighted average Common Shares outstanding	385,644	383,224	386,107	383,423

Distributions declared per Common Share outstanding	$1.135	$1.08	$0.5675	$0.54

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2019	2018	2019	2018
Net income	$430,556	$338,958	$321,299	$118,410
Net (income) loss attributable to Noncontrolling Interests – Partially Owned Properties	(1,620)	(1,189)	(821)	(509)
Preferred distributions	(1,545)	(1,545)	(772)	(772)
Net income available to Common Shares and Units	427,391	336,224	319,706	117,129

Adjustments:
Depreciation	404,723	389,251	200,508	192,942
Depreciation – Non-real estate additions	(2,303)	(2,260)	(1,121)	(1,115)
Depreciation – Partially Owned Properties	(1,802)	(1,933)	(899)	(901)
Depreciation – Unconsolidated Properties	1,772	2,297	850	1,149
Net (gain) loss on sales of unconsolidated entities - operating assets	(69,522)	—	(69,522)	—
Net (gain) loss on sales of real estate properties	(138,835)	(142,162)	(138,856)	51
Noncontrolling Interests share of gain (loss) on sales of real estate properties	—	(284)	—	(284)
FFO available to Common Shares and Units	621,424	581,133	310,666	308,971

Adjustments (see page 25 for additional detail):
Impairment – non-operating assets	—	—	—	—
Write-off of pursuit costs	2,987	2,066	1,539	1,135
Debt extinguishment and preferred share redemption (gains) losses	16,647	23,539	16,647	—
Non-operating asset (gains) losses	252	(478)	23	(691)
Other miscellaneous items	4,418	(1,470)	2,843	1,769
Normalized FFO available to Common Shares and Units	$645,728	$604,790	$331,718	$311,184

FFO	$622,969	$582,678	$311,438	$309,743
Preferred distributions	(1,545)	(1,545)	(772)	(772)
FFO available to Common Shares and Units	$621,424	$581,133	$310,666	$308,971
FFO per share and Unit – basic	$1.62	$1.53	$0.81	$0.81
FFO per share and Unit – diluted	$1.61	$1.52	$0.80	$0.81

Normalized FFO	$647,273	$606,335	$332,490	$311,956
Preferred distributions	(1,545)	(1,545)	(772)	(772)
Normalized FFO available to Common Shares and Units	$645,728	$604,790	$331,718	$311,184
Normalized FFO per share and Unit – basic	$1.69	$1.59	$0.87	$0.82
Normalized FFO per share and Unit – diluted	$1.67	$1.58	$0.86	$0.81

Weighted average Common Shares and Units outstanding – basic	382,854	380,729	383,227	380,795
Weighted average Common Shares and Units outstanding – diluted	385,644	383,224	386,107	383,423

Note: See page 25 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 27 through 31 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Land	$5,889,308	$5,875,803
Depreciable property	20,824,053	20,435,901
Projects under development	171,869	109,409
Land held for development	110,545	89,909
Investment in real estate	26,995,775	26,511,022
Accumulated depreciation	(7,026,622)	(6,696,281)
Investment in real estate, net	19,969,153	19,814,741
Investments in unconsolidated entities	52,907	58,349
Cash and cash equivalents	251,273	47,442
Restricted deposits	58,195	68,871
Right-of-use assets	431,753	—
Other assets	227,430	404,806
Total assets	$20,990,711	$20,394,209

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,599,013	$2,385,470
Notes, net	6,531,408	5,933,286
Line of credit and commercial paper	—	499,183
Accounts payable and accrued expenses	108,574	102,471
Accrued interest payable	64,158	62,622
Lease liabilities	281,620	—
Other liabilities	302,628	358,563
Security deposits	69,027	67,258
Distributions payable	218,697	206,601
Total liabilities	10,175,125	9,615,454

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	436,035	379,106
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of June 30, 2019 and December 31, 2018	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 370,838,810 shares issued and outstanding as of June 30, 2019 and 369,405,161 shares issued and outstanding as of December 31, 2018	3,708	3,694
Paid in capital	8,949,581	8,935,453
Retained earnings	1,252,809	1,261,763
Accumulated other comprehensive income (loss)	(89,849)	(64,986)
Total shareholders’ equity	10,153,529	10,173,204
Noncontrolling Interests:
Operating Partnership	227,320	228,738
Partially Owned Properties	(1,298)	(2,293)
Total Noncontrolling Interests	226,022	226,445
Total equity	10,379,551	10,399,649
Total liabilities and equity	$20,990,711	$20,394,209

Equity Residential Portfolio Summary As of June 30, 2019

			% of Stabilized	Average
		Apartment	Budgeted	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate

Los Angeles	70	15,968	18.4%	$2,599
Orange County	13	4,028	4.3%	2,232
San Diego	12	3,385	3.8%	2,395
Subtotal – Southern California	95	23,381	26.5%	2,506

San Francisco	56	13,812	21.0%	3,265
Washington DC	50	16,416	17.2%	2,424
New York	37	9,606	14.6%	3,891
Boston	24	6,346	9.7%	3,112
Seattle	42	8,615	9.7%	2,384
Denver	4	1,312	1.3%	2,117
Other Markets	1	136	—%	1,282

Total	309	79,624	100.0%	$2,815

	Properties	Apartment Units

Wholly Owned Properties	291	75,927
Master-Leased Properties - Consolidated	1	162
Partially Owned Properties - Consolidated	17	3,535

	309	79,624

Note 1:  Projects under development are not included in the Portfolio Summary until construction has been completed.

Note 2:  The Company sold two unconsolidated properties located in San Jose, CA and South Florida in the second quarter of 2019, which represented its entire unconsolidated rental property portfolio.

2nd Quarter 2019 Earnings Release	9

Equity Residential

Portfolio Rollforward Q2 2019

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	3/31/2019	310	80,061

Acquisitions:
Consolidated:
Rental Properties		2	753	$284,000	4.8%
Rental Properties – Not Stabilized (A)		1	312	$92,000	5.0%
Land Parcels		—	—	$16,232

				Sales Price	Disposition Yield

Dispositions:
Consolidated Rental Properties		(2)	(561)	$(402,750)	(4.4%)
Unconsolidated Rental Properties (B)		(2)	(945)	$(394,500)	(4.7%)

Configuration Changes		—	4

	6/30/2019	309	79,624

Portfolio Rollforward 2019

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	12/31/2018	307	79,482

Acquisitions:
Consolidated:
Rental Properties		4	1,058	$432,150	4.7%
Rental Properties – Not Stabilized (A)		2	586	$202,500	4.8%
Land Parcels		—	—	$16,232

				Sales Price	Disposition Yield

Dispositions:
Consolidated Rental Properties		(2)	(561)	$(402,750)	(4.4%)
Unconsolidated Rental Properties (B)		(2)	(945)	$(394,500)	(4.7%)

Configuration Changes		—	4

	6/30/2019	309	79,624

(A)

The Company acquired two properties in the Denver market in the six months ended June 30, 2019 that are in the final stages of completing lease-up and are expected to stabilize in the second year of ownership at the Acquisition Cap Rates listed above.

(B)

The Company owned a 20% interest in both unconsolidated rental properties located in San Jose, CA and South Florida.  Sales price listed is the gross sales price.  The Company received net sales proceeds of approximately $78.3 million and recognized a GAAP gain on sale of approximately $69.5 million.

2nd Quarter 2019 Earnings Release	10

Equity Residential

Second Quarter 2019 vs. Second Quarter 2018

Same Store Results/Statistics for 74,236 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q2 2019	$630,569	$186,521	$444,048	$2,822	96.6%	13.0%
Q2 2018	$609,272	$180,488	$428,784	$2,740	96.2%	13.5%

Change	$21,297	$6,033	$15,264	$82	0.4%	(0.5%)

Change	3.5%	3.3%	3.6%	3.0%

Second Quarter 2019 vs. First Quarter 2019

Same Store Results/Statistics for 77,595 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Q2 2019	$658,785	$195,726	$463,059	$2,824	96.5%	13.1%
Q1 2019	$649,919	$200,892	$449,027	$2,792	96.3%	10.1%

Change	$8,866	$(5,166)	$14,032	$32	0.2%	3.0%

Change	1.4%	(2.6%)	3.1%	1.1%

June YTD 2019 vs. June YTD 2018

Same Store Results/Statistics for 73,609 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

YTD 2019	$1,241,077	$374,457	$866,620	$2,806	96.4%	22.9%
YTD 2018	$1,201,296	$360,407	$840,889	$2,727	96.1%	24.3%

Change	$39,781	$14,050	$25,731	$79	0.3%	(1.4%)

Change	3.3%	3.9%	3.1%	2.9%

Note:  See page 30 for reconciliations from operating income.

2nd Quarter 2019 Earnings Release	11

Equity Residential Second Quarter 2019 vs. Second Quarter 2018 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
Markets/Metro Areas	Apartment Units	Q2 2019 % of Actual NOI	Q2 2019 Average Rental Rate	Q2 2019 Weighted Average Physical Occupancy %	Q2 2019 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles (1)	15,371	18.8%	$2,605	96.3%	14.0%	5.3%	6.1%	5.0%	4.3%	0.3%	(0.7%)
Orange County	4,028	4.5%	2,232	96.4%	13.7%	3.4%	(2.3%)	5.3%	2.7%	0.5%	(1.6%)
San Diego	3,385	4.0%	2,395	96.7%	14.3%	3.4%	2.9%	3.6%	3.2%	0.3%	(0.6%)
Subtotal – Southern California	22,784	27.3%	2,508	96.4%	14.0%	4.7%	4.5%	4.9%	3.9%	0.3%	(0.9%)

San Francisco	12,976	21.2%	3,244	96.1%	13.3%	4.2%	2.5%	4.7%	4.3%	(0.1%)	0.3%
Washington DC	15,666	17.7%	2,429	96.8%	12.1%	2.4%	1.5%	2.7%	1.9%	0.5%	(1.3%)
New York	9,235	15.1%	3,904	97.1%	10.4%	2.6%	6.0%	0.4%	2.0%	0.3%	0.8%
Boston	5,874	9.5%	3,109	96.5%	12.5%	3.3%	2.5%	3.6%	3.3%	0.2%	(1.0%)
Seattle	7,565	9.1%	2,338	96.6%	14.7%	2.7%	(1.2%)	4.2%	1.6%	0.8%	(0.8%)
Other Markets	136	0.1%	1,282	98.8%	19.1%	7.7%	9.7%	6.6%	8.0%	(0.2%)	(2.2%)

Total	74,236	100.0%	$2,822	96.6%	13.0%	3.5%	3.3%	3.6%	3.0%	0.4%	(0.5%)

(1)

Quarter over quarter same store revenues in Los Angeles were positively impacted by non-residential related income. Residential-only same store revenues in Los Angeles increased 4.6% quarter over quarter.

2nd Quarter 2019 Earnings Release	12

Equity Residential Second Quarter 2019 vs. First Quarter 2019 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
Markets/Metro Areas	Apartment Units	Q2 2019 % of Actual NOI	Q2 2019 Average Rental Rate	Q2 2019 Weighted Average Physical Occupancy %	Q2 2019 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles	15,968	18.5%	$2,598	96.3%	14.1%	1.4%	(2.1%)	2.9%	1.0%	0.1%	2.5%
Orange County	4,028	4.3%	2,232	96.4%	13.7%	0.9%	(3.4%)	2.2%	0.8%	0.1%	3.2%
San Diego	3,385	3.8%	2,395	96.7%	14.3%	1.8%	(2.8%)	3.4%	0.9%	0.6%	2.2%
Subtotal – Southern California	23,381	26.6%	2,506	96.4%	14.1%	1.4%	(2.3%)	2.9%	1.0%	0.2%	2.6%

San Francisco	13,425	21.1%	3,275	96.0%	13.2%	1.4%	(3.5%)	3.0%	1.8%	(0.6%)	3.7%
Washington DC	15,666	17.0%	2,429	96.8%	12.1%	1.7%	(1.8%)	3.3%	1.4%	0.3%	3.8%
New York	9,475	14.9%	3,896	97.1%	10.3%	1.1%	(3.9%)	4.9%	0.5%	0.7%	2.3%
Boston	6,346	9.8%	3,112	96.4%	12.4%	1.3%	(4.6%)	3.8%	1.1%	0.5%	3.3%
Seattle	8,440	9.8%	2,385	96.6%	15.1%	1.4%	3.3%	0.6%	1.0%	0.3%	2.2%
Other Markets	862	0.8%	1,984	96.5%	18.1%	(0.6%)	(4.8%)	0.9%	0.3%	(0.6%)	5.1%

Total	77,595	100.0%	$2,824	96.5%	13.1%	1.4%	(2.6%)	3.1%	1.1%	0.2%	3.0%

2nd Quarter 2019 Earnings Release	13

Equity Residential June YTD 2019 vs. June YTD 2018 Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
Markets/Metro Areas	Apartment Units	June YTD 19 % of Actual NOI	June YTD 19 Average Rental Rate	June YTD 19 Weighted Average Physical Occupancy %	June YTD 19 Turnover	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

Los Angeles (1)	15,371	19.0%	$2,591	96.2%	25.5%	4.6%	6.8%	3.8%	4.2%	0.1%	(1.8%)
Orange County	4,028	4.6%	2,224	96.4%	24.2%	3.8%	(0.2%)	5.1%	3.3%	0.4%	(1.0%)
San Diego	3,385	4.0%	2,384	96.4%	26.4%	3.5%	2.8%	3.8%	3.3%	0.3%	(2.2%)
Subtotal – Southern California	22,784	27.6%	2,495	96.3%	25.4%	4.3%	5.3%	4.0%	3.9%	0.2%	(1.7%)

San Francisco	12,976	21.4%	3,217	96.3%	22.8%	4.0%	3.0%	4.3%	3.9%	0.0%	(0.6%)
Washington DC	15,666	17.8%	2,412	96.6%	20.4%	2.2%	1.9%	2.4%	1.8%	0.4%	(2.3%)
New York	9,235	15.2%	3,894	96.8%	18.4%	2.5%	6.8%	(0.4%)	1.8%	0.4%	0.3%
Boston	5,714	9.3%	3,073	96.2%	21.4%	3.5%	3.1%	3.7%	3.1%	0.2%	(1.1%)
Seattle	7,098	8.6%	2,316	96.4%	27.4%	2.5%	(2.0%)	4.2%	1.5%	0.6%	(2.3%)
Other Markets	136	0.1%	1,286	98.9%	33.8%	7.4%	11.1%	5.4%	7.3%	0.1%	0.7%

Total	73,609	100.0%	$2,806	96.4%	22.9%	3.3%	3.9%	3.1%	2.9%	0.3%	(1.4%)

(1)	June year-to-date same store revenues in Los Angeles were positively impacted by non-residential related income. Residential-only same store revenues in Los Angeles increased 4.4% June year-to-date.

2nd Quarter 2019 Earnings Release	14

Equity Residential Same Store Lease Pricing Statistics by Market For 73,609 Same Store Apartment Units

	New Lease Change (1)		Renewal Rate Achieved (2)
Markets/Metro Areas	Q2 2019	Q2 2018	Q2 2019	Q2 2018

Los Angeles	0.4%	2.3%	5.3%	6.1%
Orange County	1.8%	0.1%	6.0%	5.3%
San Diego	3.4%	3.7%	6.0%	6.3%
Subtotal – Southern California	1.0%	2.2%	5.5%	6.0%

San Francisco	4.3%	4.9%	5.6%	5.1%
Washington DC	2.4%	(1.0%)	4.4%	4.0%
New York	0.7%	(1.2%)	4.3%	2.8%
Boston	2.2%	0.9%	5.2%	4.8%
Seattle	3.6%	0.7%	6.0%	5.9%

Total	2.2%	1.5%	5.1%	4.7%

(1)

New Lease Change – The change in rent for a lease with a new or transferring resident compared to the rent for the prior lease of the identical apartment unit, regardless of lease term and without concessions or discounts being applied.

(2)

Renewal Rate Achieved – The change in rent for a new lease on an apartment unit where the lease has been renewed as compared to the rent for the prior lease of the identical apartment unit, regardless of lease term.

2nd Quarter 2019 Earnings Release	15

Equity Residential

Second Quarter 2019 vs. Second Quarter 2018

Same Store Operating Expenses for 74,236 Same Store Apartment Units

$ in thousands

	Actual Q2 2019	Actual Q2 2018	$ Change (1)	% Change	% of Actual Q2 2019 Operating Expenses

Real estate taxes	$80,027	$77,716	$2,311	3.0%	42.9%
On-site payroll	40,430	39,135	1,295	3.3%	21.7%
Utilities	23,727	23,302	425	1.8%	12.7%
Repairs and maintenance	24,591	24,106	485	2.0%	13.2%
Insurance	5,355	4,866	489	10.0%	2.9%
Leasing and advertising	2,401	2,450	(49)	(2.0%)	1.3%
Other on-site operating expenses	9,990	8,913	1,077	12.1%	5.3%

Same store operating expenses	$186,521	$180,488	$6,033	3.3%	100.0%

June YTD 2019 vs. June YTD 2018

Same Store Operating Expenses for 73,609 Same Store Apartment Units

$ in thousands

	Actual YTD 2019	Actual YTD 2018	$ Change (1)	% Change	% of Actual YTD 2019 Operating Expenses

Real estate taxes	$158,984	$153,972	$5,012	3.3%	42.4%
On-site payroll	81,135	78,338	2,797	3.6%	21.7%
Utilities	49,328	48,535	793	1.6%	13.2%
Repairs and maintenance	47,663	45,494	2,169	4.8%	12.7%
Insurance	10,632	9,659	973	10.1%	2.8%
Leasing and advertising	4,771	4,864	(93)	(1.9%)	1.3%
Other on-site operating expenses	21,944	19,545	2,399	12.3%	5.9%
		—
Same store operating expenses	$374,457	$360,407	$14,050	3.9%	100.0%

Note: See pages 27 through 31 for the definitions of non-GAAP financial measures and other terms.

(1)	Both quarter over quarter and YTD over YTD changes (unless otherwise noted) are due primarily to:

Real estate taxes – Increase below expectations.  Continue to experience growth across most markets, particularly New York.  Growth rate is lower than original expectations due to lower than anticipated rates in Seattle and modestly favorable appeals activity.

On-site payroll – Increase below expectations.  Payroll pressures continue but are somewhat lower than expected.

Utilities – Increase in line with expectations.

Repairs and maintenance – Quarter over quarter growth driven primarily by minimum wage pressure on contract labor.  YTD over YTD growth driven primarily by minimum wage pressure on contract labor and higher than anticipated repairs, including weather-related repairs in California in the first quarter of 2019.

Insurance – Increase due to higher premiums on property insurance renewal due to challenging conditions in the insurance market.

Other on-site operating expenses – Increase primarily driven by higher ground lease costs due to a contractual revaluation at one property along with higher association fees.

2nd Quarter 2019 Earnings Release	16

Equity Residential

Debt Summary as of June 30, 2019

($ in thousands)

	Amounts (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$2,599,013	28.5%	4.01%	6.4
Unsecured	6,531,408	71.5%	4.20%	9.7

Total	$9,130,421	100.0%	4.15%	8.7
Fixed Rate Debt:
Secured – Conventional	$2,170,114	23.8%	4.44%	4.6
Unsecured – Public	6,081,432	66.6%	4.38%	10.4

Fixed Rate Debt	8,251,546	90.4%	4.40%	8.9

Floating Rate Debt:
Secured – Conventional	13,057	0.1%	2.42%	5.3
Secured – Tax Exempt	415,842	4.6%	2.09%	15.5
Unsecured – Public (2)	449,976	4.9%	3.34%	—
Unsecured – Revolving Credit Facility (3)	—	—	3.25%	2.5
Unsecured – Commercial Paper Program (4)	—	—	2.73%	—

Floating Rate Debt	878,875	9.6%	2.74%	7.6

Total	$9,130,421	100.0%	4.15%	8.7

(1)	Includes the effect of any derivative instruments and amortization of premiums/discounts/OCI on debt and derivatives. Weighted average rates are for the six months ended June 30, 2019.
(2)	Fair value interest rate swaps convert the $450.0 million 2.375% notes to a floating interest rate of 90-Day LIBOR plus 0.61%. These notes were repaid at maturity on July 1, 2019.
(3)

The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the facility will generally be LIBOR plus a spread (currently 0.825%), or based on bids received from the lending group, and an annual facility fee (currently 0.125%).  Both the spread and the facility fee are dependent on the Company’s senior unsecured credit rating.  As of June 30, 2019, there were no borrowings outstanding under the facility and $6.7 million was restricted/dedicated to support letters of credit.  In addition, the Company limits its utilization of the facility in order to maintain liquidity to support its $500.0 million commercial paper program along with certain other obligations.  As a result, the Company had approximately $1.90 billion available under the facility at June 30, 2019.

(4)

The Company may borrow up to a maximum of $500.0 million under its commercial paper program subject to market conditions.  The notes bear interest at various floating rates.  The weighted average amount outstanding for the six months ended June 30, 2019 was approximately $348.8 million.

Note: The Company capitalized interest of approximately $2.7 million and $2.9 million during the six months ended June 30, 2019 and 2018, respectively.  The Company capitalized interest of approximately $1.5 million and $1.2 million during the quarters ended June 30, 2019 and 2018, respectively.

2nd Quarter 2019 Earnings Release	17

Equity Residential

Debt Maturity Schedule as of June 30, 2019

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total	% of Total	Weighted Average Coupons on Fixed Rate Debt (1)	Weighted Average Coupons on Total Debt (1)

2019	$3,821		$470,276	(2)	$474,097	5.1%	3.61%	3.14%
2020	1,128,592	(3)	700		1,129,292	12.3%	5.20%	5.20%
2021	927,506		600		928,106	10.1%	4.64%	4.64%
2022	265,341		8,300		273,641	3.0%	3.26%	3.26%
2023	1,326,800		4,300		1,331,100	14.4%	3.74%	3.73%
2024	1,272		6,900		8,172	0.1%	4.79%	2.40%
2025	451,334		9,000		460,334	5.0%	3.38%	3.35%
2026	593,424		10,000		603,424	6.5%	3.59%	3.56%
2027	401,468		10,700		412,168	4.5%	3.26%	3.22%
2028	901,540		43,380		944,920	10.3%	3.79%	3.70%
2029+	2,311,549		335,220		2,646,769	28.7%	3.98%	3.63%
Subtotal	8,312,647		899,376		9,212,023	100.0%	4.01%	3.87%
Deferred Financing Costs and Unamortized (Discount)	(61,101)		(20,501)		(81,602)	N/A	N/A	N/A

Total	$8,251,546		$878,875		$9,130,421	100.0%	4.01%	3.87%

(1)	Includes the effect of any derivative instruments. Weighted average coupons are as of June 30, 2019.
(2)	Includes $450.0 million in 2.375% notes that were repaid at maturity on July 1, 2019.
(3)	Includes a $500.0 million 5.78% mortgage loan with a maturity date of July 1, 2020 that was repaid at par on July 1, 2019.
Note:

Due to the July 1, 2019 payoffs noted above, the outstanding balances on the Company’s revolving credit facility and commercial paper program are $465.0 million and $490.0 million, respectively, as of July 26, 2019.

2nd Quarter 2019 Earnings Release	18

Equity Residential

Selected Unsecured Public Debt Covenants

	June 30,	March 31,
	2019	2019
Debt to Adjusted Total Assets (not to exceed 60%)	34.5%	34.3%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	10.5%	11.0%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges (must be at least 1.5 to 1)	4.40	4.60

Total Unencumbered Assets to Unsecured Debt (must be at least 125%)	390.5%	395.4%

Note: These selected covenants represent the most restrictive financial covenants relating to ERP Operating Limited Partnership's ("ERPOP") outstanding public debt securities.  Equity Residential is the general partner of ERPOP.

Selected Credit Ratios

	June 30,	March 31,
	2019	2019
Total debt to Normalized EBITDAre	5.40x	5.36x

Net debt to Normalized EBITDAre	5.24x	5.33x

Unencumbered NOI as a % of total NOI	81.8%	81.0%

Note: See page 24 for the Normalized EBITDAre reconciliations.

2nd Quarter 2019 Earnings Release	19

Equity Residential

Capital Structure as of June 30, 2019

(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$2,599,013	28.5%
Unsecured Debt			6,531,408	71.5%

Total Debt			9,130,421	100.0%	23.8%

Common Shares (includes Restricted Shares)	370,838,810	96.4%
Units (includes OP Units and Restricted Units)	13,855,684	3.6%

Total Shares and Units	384,694,494	100.0%
Common Share Price at June 30, 2019	$75.92
			29,206,006	99.9%
Perpetual Preferred Equity (see below)			37,280	0.1%

Total Equity			29,243,286	100.0%	76.2%

Total Market Capitalization			$38,373,707		100.0%

Perpetual Preferred Equity as of June 30, 2019

(Amounts in thousands except for share and per share amounts)

Series	Call Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

2nd Quarter 2019 Earnings Release	20

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	June YTD 2019	June YTD 2018	Q2 2019	Q2 2018

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	369,952,087	367,865,479	370,342,189	367,930,497
Shares issuable from assumed conversion/vesting of:
- OP Units	12,902,350	12,863,844	12,885,175	12,864,756
- long-term compensation shares/units	2,789,234	2,494,962	2,879,255	2,627,326

Total Common Shares and Units - diluted	385,643,671	383,224,285	386,106,619	383,422,579

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	369,952,087	367,865,479	370,342,189	367,930,497
OP Units - basic	12,902,350	12,863,844	12,885,175	12,864,756

Total Common Shares and OP Units - basic	382,854,437	380,729,323	383,227,364	380,795,253
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,789,234	2,494,962	2,879,255	2,627,326

Total Common Shares and Units - diluted	385,643,671	383,224,285	386,106,619	383,422,579

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	370,838,810	368,278,336
Units (includes OP Units and Restricted Units)	13,855,684	14,024,018

Total Shares and Units	384,694,494	382,302,354

2nd Quarter 2019 Earnings Release	21

Equity Residential Development and Lease-Up Projects as of June 30, 2019 (Amounts in thousands except for project and apartment unit amounts)

			Total	Total	Total Book
		No. of	Budgeted	Book	Value Not			Estimated/Actual
		Apartment	Capital	Value	Placed in	Total	Percentage	Initial	Completion	Stabilization	Percentage	Percentage
Projects	Location	Units	Cost	to Date	Service	Debt	Completed	Occupancy	Date	Date	Leased	Occupied

Projects Under Development:
Chloe on Madison (fka 1401 E. Madison)	Seattle, WA	137	$65,341	$52,469	$52,469	$—	81%	Q3 2019	Q3 2019	Q2 2020	1%	—
Lofts at Kendall Square II (fka 249 Third Street)	Cambridge, MA	84	51,447	37,812	37,812	—	69%	Q3 2019	Q3 2019	Q2 2020	36%	—
Alcott (fka West End Tower)	Boston, MA	470	409,749	81,588	81,588	—	16%	Q2 2021	Q3 2021	Q1 2023	—	—

Projects Under Development		691	526,537	171,869	171,869	—

Completed Not Stabilized (A):
100K Apartments	Washington DC	222	86,023	85,073	—	—		Q3 2018	Q4 2018	Q4 2019	96%	84%

Projects Completed Not Stabilized		222	86,023	85,073	—	—

Total Development Projects		913	$612,560	$256,942	$171,869	$—

Land Held for Development		N/A	N/A	$110,545	$110,545	$6,896

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS							Total Budgeted Capital Cost	Q2 2019 NOI
Projects Under Development							$526,537	$(3)
Completed Not Stabilized							86,023	815
Total Development NOI Contribution							$612,560	$812

Note: All development projects are wholly owned by the Company.

(A)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

2nd Quarter 2019 Earnings Release	22

Equity Residential Capital Expenditures to Real Estate For the Six Months Ended June 30, 2019 (Amounts in thousands except for apartment unit and per apartment unit amounts)

	Same Store Properties	Non-Same Store Properties/Other	Total	Same Store Avg. Per Apartment Unit

Total Apartment Units	73,609	6,015	79,624

Building Improvements	$42,506	$3,110	$45,616	$578

Renovation Expenditures (1)	17,536	1,589	19,125	238

Replacements	16,225	562	16,787	220

Total Capital Expenditures	$76,267	$5,261	$81,528	$1,036

(1)	Renovation Expenditures on 1,175 same store apartment units for the six months ended June 30, 2019 approximated $14,950 per apartment unit renovated.

2nd Quarter 2019 Earnings Release	23

Equity Residential Normalized EBITDAre Reconciliations (Amounts in thousands)

Normalized EBITDAre Reconciliations for Page 19

	Trailing Twelve Months		2019		2018
	June 30, 2019	March 31, 2019	Q2	Q1	Q4	Q3	Q2
Net income	$776,790	$573,901	$321,299	$109,257	$122,388	$223,846	$118,410
Interest expense incurred, net	406,965	392,194	108,902	94,938	91,906	111,219	94,131
Amortization of deferred financing costs	11,315	9,767	3,647	2,136	2,256	3,276	2,099
Amortization of above/below market lease intangibles	4,392	4,392	1,098	1,098	1,098	1,098	1,098
Depreciation	801,197	793,631	200,508	204,215	201,856	194,618	192,942
Income and other tax expense (benefit)	875	903	246	238	111	280	274

EBITDA	2,001,534	1,774,788	635,700	411,882	419,615	534,337	408,954

Net (gain) loss on sales of real estate properties	(253,483)	(114,576)	(138,856)	21	24	(114,672)	51
Net (gain) loss on sales of unconsolidated entities - operating assets	(69,522)	—	(69,522)	—	—	—	—
Impairment – operating assets	702	702	—	—	—	702	—

EBITDAre	1,679,231	1,660,914	427,322	411,903	419,639	420,367	409,005

Write-off of pursuit costs (other expenses)	5,371	4,967	1,539	1,448	1,325	1,059	1,135
(Income) loss from investments in unconsolidated entities - operations	3,123	3,397	757	707	674	985	1,031
Net (gain) loss on sales of land parcels	(170)	(988)	(177)	(1)	8	—	(995)
Insurance/litigation settlement or reserve income (interest and other income)	(7,783)	(7,928)	(383)	—	—	(7,400)	(528)
Insurance/litigation/environmental settlement or reserve expense (other expenses)	5,927	5,189	1,701	250	(226)	4,202	963
Advocacy contributions (other expenses)	2,963	4,041	200	—	671	2,092	1,278
Other	3,000	1,731	1,325	1,325	382	(32)	56

Normalized EBITDAre	$1,691,662	$1,671,323	$432,284	$415,632	$422,473	$421,273	$411,945

Balance Sheet Items:	June 30, 2019	March 31, 2019

Total debt	$9,130,421	$8,952,670
Cash and cash equivalents	(251,273)	(29,391)
Mortgage principal reserves/sinking funds	(7,898)	(11,514)
Net debt	$8,871,250	$8,911,765

Note:

EBITDA, EBITDAre and Normalized EBITDAre do not include any adjustments for the Company’s share of partially owned unconsolidated entities or the minority partner’s share of partially owned consolidated entities due to the immaterial size of the Company’s partially owned portfolio.

2nd Quarter 2019 Earnings Release	24

Equity Residential
Adjustments from FFO to Normalized FFO
(Amounts in thousands)

	Six Months Ended June 30,			Quarter Ended June 30,
	2019	2018	Variance	2019	2018	Variance

Impairment – non-operating assets	$—	$—	$—	$—	$—	$—

Write-off of pursuit costs (other expenses)	2,987	2,066	921	1,539	1,135	404

Prepayment premiums/penalties (interest expense)	—	22,110	(22,110)	—	—	—
Write-off of unamortized deferred financing costs (interest expense)	1,506	1,580	(74)	1,506	—	1,506
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	15,141	(151)	15,292	15,141	—	15,141
Debt extinguishment and preferred share redemption (gains) losses	16,647	23,539	(6,892)	16,647	—	16,647

Net (gain) loss on sales of land parcels	(178)	(995)	817	(177)	(995)	818
(Income) loss from investments in unconsolidated entities ─ non-operating assets	430	517	(87)	200	304	(104)
Non-operating asset (gains) losses	252	(478)	730	23	(691)	714

Insurance/litigation settlement or reserve income (interest and other income)	(383)	(5,886)	5,503	(383)	(528)	145
Insurance/litigation/environmental settlement or reserve expense (other expenses)	1,951	2,886	(935)	1,701	963	738
Advocacy contributions (other expenses)	200	1,643	(1,443)	200	1,278	(1,078)
Other	2,650	(113)	2,763	1,325	56	1,269
Other miscellaneous items	4,418	(1,470)	5,888	2,843	1,769	1,074

Adjustments from FFO to Normalized FFO	$24,304	$23,657	$647	$21,052	$2,213	$18,839

Note: See pages 27 through 31 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2nd Quarter 2019 Earnings Release	25

Equity Residential Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking.  All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit costs, are not included in the estimates provided on this page. See pages 27 through 31 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

	Q3 2019	Revised Full Year 2019	Previous Full Year 2019

2019 Normalized FFO Guidance (per share diluted)

Expected Normalized FFO Per Share	$0.87 to $0.91	$3.43 to $3.49	$3.34 to $3.44

2019 Same Store Assumptions

Physical Occupancy		96.4%	96.2%
Revenue change		3.1% to 3.5%	2.2% to 3.2%
Expense change		3.5% to 4.0%	3.5% to 4.5%
NOI change (1)		2.7% to 3.5%	1.5% to 3.0%

2019 Transaction Assumptions

Consolidated rental acquisitions		$1.0B	$700.0M
Consolidated rental dispositions		$1.0B	$700.0M
Transaction Accretion (Dilution)		None	(25 basis points)

2019 Debt Assumptions (2)

Weighted average debt outstanding		$8.9B to $9.1B	$8.8B to $9.0B
Weighted average interest rate (reduced for capitalized interest)		4.14%	4.25%
Interest expense, net (on a Normalized FFO basis)		$368.5M to $376.7M	$374.0M to $382.5M
Capitalized interest		$7.0M to $8.0M	$4.5M to $8.5M

2019 Capital Expenditures to Real Estate Assumptions for Same Store Properties (3)

Capital Expenditures to Real Estate for Same Store Properties		$190.0M	$190.0M
Capital Expenditures to Real Estate per Same Store Apartment Unit		$2,600	$2,600

2019 Other Guidance Assumptions

Property management expense		$97.0M to $99.0M	$96.0M to $98.0M
General and administrative expense		$52.0M to $54.0M	$49.0M to $51.0M
Interest and other income		$1.8M	$1.2M to $1.7M
Income and other tax expense		$0.9M	$0.7M to $1.2M
Debt offerings		$888.1M	$700.0M to $900.0M
Equity ATM share offerings		No amounts budgeted	No amounts budgeted
Preferred share offerings		No amounts budgeted	No amounts budgeted
Weighted average Common Shares and Units - Diluted		386.2M	385.1M

(1)	Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.
(2)

All 2019 debt assumptions are shown on a Normalized FFO basis and therefore exclude an approximately $11.8 million impact from anticipated debt extinguishment costs in connection with all planned debt repayment activities in 2019, of which $3.4 million represents cash prepayment penalties and $8.4 million represents non-cash write-offs of unamortized debt discounts and deferred financing costs.

(3)

During 2019, the Company expects to spend approximately $46.4 million for apartment unit Renovation Expenditures on approximately 2,900 same store apartment units at an average cost of approximately $16,000 per apartment unit renovated, which is included in the Capital Expenditures to Real Estate assumptions noted above.

2nd Quarter 2019 Earnings Release	26

Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms

(Amounts in thousands except per share and per apartment unit data)

(All per share data is diluted)

This Earnings Release and Supplemental Financial Information includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other real estate investment trusts (“REIT”) and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other measurement of performance computed in accordance with accounting principles generally accepted in the United States (“GAAP”) or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Capital Expenditures to Real Estate:

Building Improvements – Includes roof replacement, paving, building mechanical equipment systems, exterior siding and painting, major landscaping, furniture, fixtures and equipment for amenities and common areas, vehicles and office and maintenance equipment.

Renovation Expenditures – Apartment unit renovation costs (primarily kitchens and baths) designed to reposition these units for higher rental levels in their respective markets.

Replacements – Includes appliances, mechanical equipment, fixtures and flooring (including hardwood and carpeting).

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit.  The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt.  These covenants generally reflect our most restrictive financial covenants.  The Company was in compliance with its unsecured debt covenants for all periods presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Development Yield – NOI that the Company anticipates receiving in the next 12 months following stabilization less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $50-$150 per apartment unit depending on the type of asset) divided by the Total Budgeted Capital Cost of the asset.  The weighted average Development Yield for development properties is weighted based on the projected NOI streams and the relative Total Budgeted Capital Cost for each respective property.

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sales price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.  Expected EPS is calculated on a basis consistent with actual EPS.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

2nd Quarter 2019 Earnings Release	27

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

EBITDA for Real Estate and Normalized EBITDA for Real Estate:

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) – The National Association of Real Estate Investment Trusts (“Nareit”) defines EBITDAre (September 2017 White Paper) as net income (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Normalized Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Normalized EBITDAre”) – Represents net income (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for non-comparable items.  Normalized EBITDAre, total debt to Normalized EBITDAre and net debt to Normalized EBITDAre are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Normalized EBITDAre, total debt to Normalized EBITDAre, and net debt to Normalized EBITDAre are useful to investors, creditors and rating agencies because they allow investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Economic Gain (Loss) – Economic Gain (Loss) is calculated as the net gain (loss) on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation.  The Company generally considers Economic Gain (Loss) to be an appropriate supplemental measure to net gain (loss) on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, renovation, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property.  The following table presents a reconciliation of net gain (loss) on sales of real estate properties in accordance with GAAP to Economic Gain (Loss):

	Six Months Ended June 30, 2019	Quarter Ended June 30, 2019

Net Gain (Loss) on Sales of Real Estate Properties	$138,835	$138,856
Accumulated Depreciation Gain	(74,382)	(74,382)

Economic Gain (Loss)	$64,453	$64,474

FFO and Normalized FFO:

Funds From Operations (“FFO”) – Nareit defines FFO (December 2018 White Paper) as net income (computed in accordance with GAAP), excluding gains or losses from sales and impairment write-downs of depreciable real estate and land when connected to the main business of a REIT, impairment write-downs of investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and depreciation and amortization related to real estate. Adjustments for partially owned consolidated and unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses from sales and impairment write-downs of depreciable real estate and excluding depreciation related to real estate (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

2nd Quarter 2019 Earnings Release	28

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment;
•	pursuit cost write-offs;
•	gains and losses from early debt extinguishment and preferred share redemptions;
•	gains and losses from non-operating assets; and
•	other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 7 and 25 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

	Actual June	Actual June	Actual	Actual	Expected	Expected
	YTD 2019	YTD 2018	Q2 2019	Q2 2018	Q3 2019	2019
	Per Share	Per Share	Per Share	Per Share	Per Share	Per Share
EPS – Diluted	$1.11	$0.88	$0.83	$0.31	$0.71 to $0.75	$2.48 to $2.54
Depreciation expense	1.04	1.01	0.51	0.50	0.51	2.06
Net (gain) loss on sales	(0.54)	(0.37)	(0.54)	—	(0.35)	(1.18)
Impairment – operating assets	—	—	—	—	—	—
						0
FFO per share – Diluted	1.61	1.52	0.80	0.81	0.87 to 0.91	3.36 to 3.42

Impairment – non-operating assets	—	—	—	—	—	—
Write-off of pursuit costs	0.01	—	0.01	—	—	0.02
Debt extinguishment and preferred share redemption (gains) losses	0.04	0.06	0.04	—	(0.01)	0.03
Non-operating asset (gains) losses	—	—	—	—	—	—
Other miscellaneous items	0.01	—	0.01	—	0.01	0.02

Normalized FFO per share – Diluted	$1.67	$1.58	$0.86	$0.81	$0.87 to $0.91	$3.43 to $3.49

Lease-Up NOI – Represents NOI for development properties: (i) in various stages of lease-up; and (ii) where lease-up has been completed but the properties were not stabilized (defined as having achieved 90% occupancy for three consecutive months) for all of the current and comparable periods presented.

2nd Quarter 2019 Earnings Release	29

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store/other results (see page 11):

	Six Months Ended June 30,		Quarter Ended June 30,
	2019	2018	2019	2018
Operating income	$579,229	$556,685	$369,260	$217,603
Adjustments:
Fee and asset management revenue	(335)	(373)	(143)	(188)
Property management	50,765	46,928	24,369	23,484
General and administrative	29,710	28,780	14,329	12,502
Depreciation	404,723	389,251	200,508	192,942
Net (gain) loss on sales of real estate properties	(138,835)	(142,162)	(138,856)	51
Total NOI	$925,257	$879,109	$469,467	$446,394
Rental income:
Same store	$1,241,077	$1,201,296	$630,569	$609,272
Non-same store/other	90,599	71,155	38,805	30,348
Total rental income	1,331,676	1,272,451	669,374	639,620
Operating expenses:
Same store	374,457	360,407	186,521	180,488
Non-same store/other	31,962	32,935	13,386	12,738
Total operating expenses	406,419	393,342	199,907	193,226
NOI:
Same store	866,620	840,889	444,048	428,784
Non-same store/other	58,637	38,220	25,419	17,610
Total NOI	$925,257	$879,109	$469,467	$446,394

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2018 and 2019, plus any properties in lease-up and not stabilized as of January 1, 2018.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Operating Expenses:

On-site payroll – Includes payroll and related expenses for on-site personnel including property managers, leasing consultants, and maintenance staff.

Other on-site operating expenses – Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Repairs and maintenance – Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

Utilities – Represents gross expenses prior to any recoveries under the Resident Utility Billing System (“RUBS”). Recoveries are reflected in rental income.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2018, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

2nd Quarter 2019 Earnings Release	30

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

% of Stabilized Budgeted NOI – Represents budgeted 2019 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Budgeted Capital Cost – Estimated remaining cost for projects under development and/or developed plus all capitalized costs incurred to date, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt.  The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade.  However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Transaction Accretion (Dilution) – Represents the spread between the Acquisition Cap Rate and the Disposition Yield.

Turnover – Total residential move-outs (including inter-property and intra-property transfers) divided by total residential apartment units.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s property management expense, general and administrative expense or interest expense (including loan assumption costs and other loan-related costs).  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, renovation, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

2nd Quarter 2019 Earnings Release	31